Farmmi, Inc.

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF CAYMAN ISLANDS

SHARES

CUSIP NO. G33277 107

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

FARMMI, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

YEFANG ZHANG
Director & CEO

ZHENGYU WANG
Director

FARMMI, INC.
Corporate Seal
Cayman Islands

15500 Roosevelt Boulevard, Suite 301, Clearwater FL, 33760
727.289.0010